Exhibit 23a
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in Form 10-SB/A-6 of our report dated January 18, 1996, except for Note 1 and Note 10, as to which the date is April 12, 1996; and Note 4 and Note 14, as to which the date is June 26, 1996; and Note 2, as to which the date is September 6, 1996; and Note 6 and Note 16, as to which the date is October 21, 1996, relating to the consolidated balance sheets of Homeowners Financial Corp. and Subsidiaries ("Successor") as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1995 and the period from April 30, 1994 to September 30, 1994 ("Successor Periods") and the statements of operations and cash flows for the period from October 1, 1993 to April 29, 1994 ("Predecessor Period") of Home Owners Funding Corp. of America ("Predecessor").


                                            /s/ Wallace Sanders & Company
                                            -----------------------------
                                            Wallace Sanders & Company
Dallas, Texas
October 31, 1996

Exhibit 23b
                       (KPMG PEAT MARWICK LLP LETTERHEAD)


The  Board of Directors
Developers Mortgage Corporation

We consent to the incorporation by reference in the Registration Statement of Homeowners Financial Corp. on Form 10-SB/A-6 of our report on the financial Statements of Developers Mortgage Corporation (DMC) for the years ended September 30, 1994 and 1993 which report appears in the Registration Statement of Homeowners Financial Corp. on Form SB-2. Our report contains an explanatory paragraph that states that Aurora Service Corporation, parent company of DMC, has incurred a significant net loss for the year ended September 30, 1994 and is not in compliance with certain debt convenants associated with a note payable which makes the note payable at the option of the lender. These circumstances raise substantial doubt about DMC's ability to continue as a going concern. The financial statements of DMC do not include any adjustments that might result from the outcome of that uncertainty. Our report also refers to the change in DMC's method of accounting for income taxes.

                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------
                                            KPMG Peat Marwick LLP
Minneapolis, Minnesota
November 7, 1996